October 31, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


     Re:  MGI Properties-
          Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as counsel to MGI Properties, a Massachusetts trust (the "Trust"), in connection with the preparation and filing by the Trust with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, in respect of an indeterminate amount of the Trust's (i) common shares of beneficial interest, par value $1.00 per share (the "Common Shares"); (ii) preferred shares of beneficial interest, par value $1.00 per share (the "Preferred Shares"); (iii) unsecured debt securities consisting of bonds, debentures, notes and/or other evidences of indebtedness which may or may not be convertible into Common Shares or Preferred Shares (the "Debt Securities"); (iv) warrants or rights (the "Warrants") to purchase Common Shares, Preferred Shares or Debt Securities; and (v) units (the "Units") consisting of two or more of the foregoing securities, with an aggregate public offering price of up to $100,000,000 (the Common Shares, Preferred Shares, Debt Securities, Warrants and Units are collectively referred to hereinafter as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in one or more series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus contained in the Registration Statement (each a "Prospectus Supplement").


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Securities and Exchange Commission
October 31, 1996
Page -2-


     We advise you that we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Trust's Second Amended and Restated Declaration of Trust, as amended, the Trust's By-law, as amended, minutes of meetings of the Trust's Board of Trustees (the "Board") and shareholders of the Trust and such other documents, instruments and certificates of officers and representatives of the Trust and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when specifically authorized for issuance by the Board or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Trust of the consideration provided for in the Authorizing Resolution (which consideration is not less than the $1.00 par value per share in the case of Common Shares or Preferred Shares), the Securities will be legally issued, fully paid and non-assessable and, in the case of Debt Securities, binding obligations of the Trust enforceable against it in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

     We hereby consent to (i) filing of this opinion as an exhibit to the Registration Statement and (ii) the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Please also be advised that members of this firm own an aggregate of 15,015 Common Shares and hold options to purchase an aggregate of 23,400 Common Shares.


                                         Very truly yours,



                                         OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP